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                                                                  EXHIBIT 10 (O)
                                KN ENERGY, INC.
                  NONQUALIFIED PROFIT SHARING RESTORATION PLAN

                           SUMMARY OF PLAN PROVISIONS


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Purpose                                    To restore profit sharing benefits, through a nonqualified plan, that have been reduced due to Internal Revenue Section 415 limits that cap the benefits permitted under a qualified profit sharing plan and Internal Revenue Code
                                           Section 401(a)17 that caps compensation that may be considered in determining benefits.

Eligible Executives                        Any executive who participates in the KN Energy Profit Sharing Plan and is affected by either the Section 415 or the Section 401(a)17 limits will automatically be a Participant in this Plan.

Plan Year                                  Calendar year.

Contributions to Profit Sharing            KN shall credit a Profit Sharing Restoration Account for
Restoration Account                        the Participant in an amount equal to the difference between (i) the contribution KN would have made to the KN Energy Profit Sharing Plan on the
                                           Participant's behalf if there were no limitations due to Internal Revenue Code
                                           Sections 415 and 401(a)17 and (ii) the contribution actually made on his behalf because of such limitations.

Earnings Credited on                       The Participant's Profit Sharing Restoration Account
Contributions                              shall be credited with interest or valued based upon an agreed interest rate or the performance of funds which are provided, from time to time, in the KN
                                           Energy Profit Sharing Plan.  The Participant shall elect how his Account is to be invested among such funds and may transfer deemed investment among funds as of the first of each calendar quarter.  Any notice to transfer or change deemed investments must be received by KN on or before the last business day of the preceding calendar quarter.

Distribution of Benefits                   The value of the Participant's account will be distributed at the time that benefits are distributed under the KN Energy Profit Sharing Plan.

Hardship                                   In the event of a severe financial hardship, the Compensation Committee may distribute part of the Participant's Profit Sharing Restoration Account, but
                                           only to the extent of the amount necessary to relieve the hardship.
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Death                                      In the event of the Participant's death before full distribution of his Profit
                                           Sharing Restoration Account, the balance of his Account will be paid to his
                                           Beneficiaries as soon as practical after notification of death.

Change in Control                          In the event of a "change in control," the value of the Participant's Profit
                                           Sharing Restoration Account will be distributed within 30 days of such change in control, less applicable withholding taxes.

Contractual Right Only                     Any benefits under this Plan will create a contractual right only and will be subject to the claims of creditors of KN.

Social Security and                        The contributions to the Plan on behalf of the Participant
Medicare Taxes                             are subject to Social Security and Medicare taxes.  There is no compensation limit on Medicare taxes so withholding and matching KN tax payments will be an issue.  The IRS is to provide regulations for withholding by early 1995.  At a minimum, withholding and payment of payroll taxes will be required annually.

Plan Administration                        The Plan will be administered by the Compensation Committee of KN.
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